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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ----------------------------


                                    FORM 8-K



                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 8, 1998 (JUNE 8, 1998)



                         COMPREHENSIVE CARE CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                        0-5751                  95-2594724
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(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                      Identification No.)


           1111 BAYSIDE DRIVE, SUITE 100
             CORONA DEL MAR, CALIFORNIA                     92625
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     (Address of Principal Executive Offices)            (Zip Code)




       Registrant's telephone number, including area code: (714) 222-2273


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ITEM 5.  OTHER EVENTS


               CompCare Approves Temporary Conversion Price on Its

              7 1/2 % Convertible Subordinated Debentures Due 2010

Comprehensive Care Corporation announced today that it has negotiated a conversion of its 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures") with holders of approximately two-thirds of the Debentures. As a result of the negotiations, the Board of Directors has approved a temporary conversion price of $13.50 per share of common stock, which is approximately 44% in excess of the closing sale price of the Company's Common Stock as reported by the New York Stock Exchange on June 4, 1998.

The holders of the debentures who initiated negotiations, have expressed concern about the Company's multiple years of losses, the liquidity of the Debentures and certain other matters, and have indicated their willingness to convert the Debentures at the price in excess of the current market price of the common stock.

The approved temporary conversion price of $13.50 will be in effect for a period commencing on June 23, 1998 and ending at 5:00 p.m., St. Paul, Minnesota time, on July 7, 1998 (unless extended for up to an additional 30 days, in the sole discretion of the Company), after which time the conversion price of the Debentures will revert the their present prevailing conversion price of $248.12.

The Company intends to send notice of the temporary reduction of the Debentures to its Debenture holders. There are $2,692,000 aggregate principal amount of Debentures currently outstanding. The Company currently has 3,430,134 shares of Common Stock issued and outstanding. Assuming the conversion of all outstanding Debentures, the Company will issue an aggregate of 199,407 shares of its Common Stock to converting Debenture holders. Fractional shares will be settled for cash.

The Company's Indenture Trustee and Conversion Agent is U.S. Bank Trust National Association, Corporate Trust Services, 180 East Fifth Street, St. Paul, Minnesota 55101, Att: Specialized Finance, Mr. Kevin Gorman, telephone (612) 244-1197, Fax (612) 244-1537.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMPREHENSIVE CARE CORPORATION

                                    By:  /s/ Chriss W. Street
                                         --------------------------------------
                                         Chriss W. Street
                                         Chairman, President and Chief
                                         Executive Officer

Date: June 8, 1998